UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2007

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of January 1, 2007, the Board of Directors of Lake Shore Savings Bank (the “Bank”), the wholly-owned subsidiary of Lake Shore Bancorp, Inc. (the “Company”), amended the existing supplemental benefit plans entered into in 2001 with each of its current non-employee directors, except for Sharon E. Brautigam, and entered into a new supplemental benefits plan with Ms. Brautigam (collectively, the “2007 Director SERPs”). Under the 2007 Director SERPs, each participant is fully vested in an annual benefit (payable in monthly installments) which is equal to 2% of the director’s average final pay (computed over the three years prior to termination of service) multiplied by the director’s years of service to a maximum of 40% of final average pay (determined as of January 1, 2007) payable over a period of fifteen years commencing at age 72, with the annual benefit payable reduced for termination of service prior to age 72; provided, however, that a director may elect in calendar year 2007 to retire in 2008 and receive a benefit computed as if the director has served for an additional two years. In addition, in the event of a change of control, the director is treated as having attained age 72 for purposes of benefit payments. A copy of the 2007 Director SERP is attached as Exhibit 10.8 hereto.

Item 2.02	Results of Operations and Financial Condition.

The Company issued a press release on January 31, 2007 disclosing certain information concerning its fourth quarter and fiscal year 2006 results of operations and financial condition.

A copy of that press release is attached as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2007, the Board of Directors of the Bank amended the existing supplemental benefit plans entered into in 2001 with each of David C. Mancuso, President and Chief Executive Officer, Reginald C. Corsi, Executive Vice President, and Rachel A. Foley, Chief Financial Officer, and two other officers (collectively, the “2007 Executive SERPs”). Under the 2007 Executive SERPs, each participant is fully vested in an annual benefit (payable in monthly installments) which is equal to 2% of the executive’s average final pay (computed over the three years prior to termination of service) multiplied by the executive’s years of service to a maximum of 40% of final average pay (determined as of January 1, 2007) payable over a period of fifteen years commencing at age 65 with the annual benefit payable reduced for termination of service prior to age 65. In addition, in the event of a change of control, the executive is treated as having attained age 65 for purposes of benefit payments. A copy of the 2007 Executive SERP is attached as Exhibit 10.6 hereto.

Item 8.01	Other Events.

The Company issued a press release on January 25, 2007 announcing the declaration of a quarterly cash dividend of $0.03 per share on its outstanding common stock. The dividend is payable on February 15, 2007 to shareholders of record as of February 2, 2007.

A copy of that press release is attached as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.6	Amended and Restated 2007 Executives Supplemental Benefit Plan

10.8	Amended and Restated 2007 Directors Supplemental Benefit Plan

99.1	Press release of Lake Shore Bancorp, Inc. dated January 30, 2007

99.2	Press release of Lake Shore Bancorp, Inc. dated January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: January 31, 2007